UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Reference is made to that portion of Part I, Item 3 of the Annual Report on Form 10-K of Prestige Brands Holdings, Inc. (the “Company”) for the fiscal year ended March 31, 2006 filed with the Commission on June 14, 2006 discussing In re Prestige Brands Holdings, Inc., Civil Action No. 05 CV.06924 (CLB), a consolidated putative securities class action lawsuit filed in the United States District Court for the Southern District of New York (the “Consolidated Action”).

On July 10, 2006, the Court issued a memorandum and order (the “Order”), a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, to which reference is made for a complete description of the Court’s ruling. In the Order, the Court:

•	Dismissed all of the claims against the Prestige Defendants (as defined in the Order) and GTCR Golder Rauner II, LLC (“GTCR”) that arose under the Securities Exchange Act of 1934.

•
Dismissed claims arising under Sections 11 and 12(a)(2) of the Securities Act of 1933 (the “Securities Act”) against GTCR as a selling stockholder in the Company’s initial public offering. At this time, claims arising under Sections 11 and 12(a)(2) of the Securities Act remain against defendants other than GTCR.

•
Determined that any stockholder who did not purchase common stock of the Company in the Company’s initial public offering lacks standing to sue the Company under Section 12(a)(2) of the Securities Act.

•	Granted plaintiffs leave to amend their complaint in the Consolidated Action to allege a claim against GTCR for “controlling person” liability under Section 15 of the Securities Act.

The Company’s management continues to believe that it has meritorious defenses to the allegations in the Consolidated Action and intends to vigorously pursue those defenses; however, the Company cannot reasonably estimate a potential range of loss, if any, in this matter at this time.

 Item 9.01. Financial Statements and Exhibits.

    (d)      Exhibits.

Exhibit    Description
99.1          Memorandum and Order dated July 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2006                                                PRESTIGE BRANDS HOLDINGS, INC.

                                          By: /s/ Charles N. Jolly
                                          Name: Charles N. Jolly
                                                           Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit    Description

99.1          Memorandum and Order dated July 10, 2006